SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                              Ethyl Corporation
               (Name of Registrant as Specified in its Charter)

                   Board of Directors of Ethyl Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               [PASTE-UP ADDRESS]

                         ANNUAL MEETING OF SHAREHOLDERS
                                                                  March 29, 1994
To the Shareholders:
   We enclose our annual report describing Ethyl's operations during the past year. We hope you read this report, which summarizes major corporate developments during the year.
   We cordially invite you to attend the annual meeting of shareholders to be held in the RESTORED GUN FOUNDRY BUILDING OF THE TREDEGAR IRON WORKS, 500 TREDEGAR STREET, in Richmond, Virginia, on Thursday, April 28, 1994, at 11:00 A.M., Eastern Daylight Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to elect a Board of Directors, amend the Corporation's stock option plan to (i) increase the number of shares issuable under the plan and (ii) establish an annual limit on individual option awards and approve the designation of auditors for the coming year.
   Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly.
                                          Sincerely yours,
                                          BRUCE C. GOTTWALD
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE
                                          OFFICER

                                               NOTICE OF ANNUAL MEETING OF
                                                       SHAREHOLDERS
                                               NOTICE IS HEREBY GIVEN that the
                                          Annual Meeting of the holders of
                                          shares of Common Stock of Ethyl
                                          Corporation (the Corporation) will be
                                          held in the RESTORED GUN FOUNDRY
                                          BUILDING OF THE TREDEGAR IRON WORKS,
                                          500 TREDEGAR STREET, Richmond,
                                          Virginia, on Thursday, April 28, 1994,
                                          at 11:00 A.M., Eastern Daylight Time,
                                          for the following purposes:
                                               1.  To elect a Board of Directors
                                                   to serve for the ensuing
                                                   year;
                                               2.  To amend the Corporation's
                                                   stock option plan to (i)
                                                   increase the number of shares
                                                   issuable under the plan and
                                                   (ii) establish an annual
                                                   limit on individual option
                                                   awards;
                                               3.  To approve the designation by
                                                   the Board of Directors of
                                                   Coopers & Lybrand as auditors
                                                   for the fiscal year ending
                                                   December 31, 1994; and
                                               4.  To transact such other
                                                   business as may properly come
                                                   before the meeting.
                                             Holders of shares of Ethyl Common
                                          Stock of record at the close of
                                          business on March 14, 1994, will be
                                          entitled to vote at the meeting.
                                               You are requested to fill in,
                                          sign, date and return the enclosed
                                          proxy promptly, regardless of whether
                                          you expect to attend the meeting. A
                                          postage-paid return envelope is
                                          enclosed for your convenience.
                                               If you are present at the
                                          meeting, you may vote in person even
                                          if you have already sent in your
                                          proxy.
                                                 By Order of the Board of
                                                 Directors
                                                 E. WHITEHEAD ELMORE, SECRETARY
March 29, 1994

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               ETHYL CORPORATION
                           TO BE HELD APRIL 28, 1994
                 APPROXIMATE DATE OF MAILING -- MARCH 29, 1994
      Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Thursday, April 28, 1994. Any person giving a proxy may revoke it at any time before it is voted by delivering another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.
      On March 14, 1994, the date for determining shareholders entitled to vote at the meeting, there were outstanding 118,414,769 shares of Ethyl Common Stock. Each share of Ethyl Common Stock is entitled to one vote.
      The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Corporation. Corporate Investor Communications, Inc., has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Corporation will pay that firm $7,000 for its services and reimburse its out-of-pocket expenses.
      The Corporation's address is 330 South Fourth Street, Richmond, Virginia 23219.
                             ELECTION OF DIRECTORS
      Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as the Board of Directors may designate). The Board of Directors has no reason to believe that any of the nominees will be unavailable.
      Three directors who currently serve on the Board of Directors are retiring this year: Lawrence E. Blanchard, Jr., Joseph C. Carter, Jr., and George T. Stewart III. M. F. Gautreaux, who served on the Board during 1993, passed away in February 1994. Ronald V. Dolan and E. Gary Cook, who also served on the Board during 1993, will not stand for reelection because of their other commitments as presidents of First Colony Corporation and Albemarle Corporation, respectively.
      The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock in the election of directors. Votes that are withheld and shares held in street name (Broker Shares) that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.
LLOYD B. ANDREW; age 70; director since 1984; retired, former Executive Vice
     President and Chief Financial Officer of the Corporation (1984-1989). Other directorship: Albemarle Corporation.
                                       1

WILLIAM W. BERRY; age 62; director since 1983; retired, former Chairman of the
     Board of Dominion Resources, Inc. (holding company for Virginia Power Company) (1986-1992); retired Chairman of the Board of Virginia Power Company (public utility) (1986-1992). Other directorships: Albemarle Corporation, Dominion Resources, Inc., Scott & Stringfellow, Inc., Universal Corporation and Virginia Power Company.
ALLEN C. GOOLSBY; age 54, nominee for director; Partner, Hunton & Williams
     (attorneys). Other directorship: Noland Company.
BRUCE C. GOTTWALD; age 60; director since 1962; Chairman of the Board, Chairman of the Executive Committee and Chief Executive Officer since March 1, 1994, having served as President, Chief Executive Officer and Chief Operating Officer of the Corporation from April 23, 1992, and having previously served as President and Chief Operating Officer of the Corporation. Other directorships: Albemarle Corporation, CSX Corporation, Dominion Resources, Inc., First Colony Corporation, James River Corporation and Tredegar Industries, Inc.
BRUCE C. GOTTWALD, JR.; age 36; director since 1992; Chairman of the Board and
     Chief Executive Officer of First Colony Corporation since October 8, 1992; Vice President and Treasurer of the Corporation from February 27, 1992 to July 1, 1993, having served as Treasurer (August 1, 1989February 26, 1992), Assistant Corporate Controller (April 1, 1989July 31, 1989) and Assistant Treasurer (August 1, 1988March 31, 1989) of the Corporation prior thereto. Other directorships: Albemarle Corporation, First Colony Corporation and Paragon Portfolio.
FLOYD D. GOTTWALD, JR.; age 71; director since 1956; Chairman of the Board and
     Chief Executive Officer of Albemarle Corporation since March 1, 1994; Vice Chairman of the Board of the Corporation since March 1, 1994, having served as Chairman of the Board and Chairman of the Executive Committee of the Corporation from April 23, 1992, and having previously served as Chairman of the Board, Chairman of the Executive Committee and Chief Executive Officer. Other directorships: Albemarle Corporation, First Colony Corporation and Tredegar Industries, Inc.
THOMAS E. GOTTWALD; age 33; director since March 1, 1994; President and Chief
     Operating Officer of the Corporation since March 1, 1994, having served as Vice President of the Corporation from August 1, 1991 to March 1, 1994; and as General Manager of Tredegar Film Products, a division of Tredegar Industries, Inc., prior thereto.
WILLIAM M. GOTTWALD, MD; age 46; director since 1992; Senior Vice President of the Corporation since March 1, 1994, having served as Vice President of the Corporation since November 1, 1988, and as Chairman of the Board and President of the Corporation's pharmaceuticals subsidiary since April 27, 1987. Other directorships: Albemarle Corporation and First Colony Corporation.
GILBERT M. GROSVENOR; age 62; director since 1985; President and Chairman of the
     National Geographic Society (magazine publisher and scientific society). Other directorships: Albemarle Corporation, Chesapeake and Potomac Telephone Company, Chevy Chase Savings Bank (FSB), Charles Allmon Trust, Inc., B.F. Saul Real Estate Investment Trust, Saul Centers, Inc. and Marriott International, Inc.
ANDRE B. LACY; age 54; director since 1981; Chairman of the Board (since 1992),
     Chief Executive Officer and President of LDI Management, Inc., Managing General Partner, LDI, Ltd. (industrial and investment limited partnership). Other directorships: Albemarle Corporation, First Colony Corporation, IPALCO Enterprises, Inc., Patterson Dental Co. and Tredegar Industries, Inc.
                                       2

EMMETT J. RICE; age 74; director since 1988; retired, former member of the Board of Governors of the Federal Reserve System. Other directorships: Albemarle Corporation, Tredegar Industries, Inc., and Jardine-
     Fleming China Region Fund.
SIDNEY BUFORD SCOTT; age 61; director since 1959; Chairman of the Board of Scott
     & Stringfellow, Inc. (investment bankers and brokers). Other directorships:
     Albemarle Corporation and Great Eastern Energy & Development Corporation. CHARLES B. WALKER; age 55; director since 1989; Vice Chairman of the Board and
     Chief Financial Officer since March 1, 1994, having served as Executive Vice President and Chief Financial Officer of the Corporation since August 1, 1989, Executive Vice President, Chief Financial Officer and Treasurer of the Corporation (February 1, 1989July 31, 1989), and Executive Vice President and Treasurer of the Corporation (November 1, 1988January 31,
     1989); and Vice Chairman of the Board and Chief Financial Officer of Albemarle Corporation since March 1, 1994. Other directorships: Albemarle Corporation, First Colony Corporation and Nations Fund Trust/Nations Fund, Inc.
      In 1993, each director attended at least 75% of the aggregate of (i) the total number of meetings of all committees of the Board on which the director then served and (ii) the total number of meetings of the Board of Directors held during 1993 while he was a member of the Board of Directors, except for Messrs. Berry and Stewart. Seven meetings of the Corporation's Board of Directors were held during 1993.
     In 1993 the Corporation's executive committee consisted of Messrs. Bruce C. Gottwald, Floyd D. Gottwald, Jr., and Charles B. Walker. Thomas E. Gottwald and William M. Gottwald were added to the Executive Committee as of March 1, 1994. The executive committee acts not only as the executive committee of the Board of Directors but also as the Corporation's principal management committee. During 1993, the executive committee met on 10 occasions as the executive committee of the Board of Directors and on 19 occasions as the principal management committee.
      Messrs. Berry, Blanchard, Grosvenor, Lacy and Scott serve on the Corporation's audit committee. During 1993, the audit committee met on two occasions. The audit committee reviews the Corporation's internal audit and financial reporting functions and the scope and results of the audit performed by the Corporation's independent accountants and matters relating thereto and reports thereon to the Board of Directors. The audit committee also recommends to the Board of Directors the engagement of the independent accountants of the Corporation.
      The Corporation's nominating committee currently consists of Messrs. Floyd
D. Gottwald, Jr., Blanchard, Carter, Lacy and Scott. Mr. Blanchard was added to the Committee on April 22, 1993. During 1993, the nominating committee met on one occasion. The nominating committee recommends candidates for election as directors and in some cases the election of officers. The Corporation's bylaws provide that a shareholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
                                       3

Commission, had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Corporation if so elected.
      Messrs. Andrew, Carter and Rice currently serve as the Corporation's bonus, salary and stock option committee. Mr. Blanchard served on the bonus, salary and stock option committee until April 22, 1993, and Dr. Gautreaux served on the bonus, salary and stock option committee until his death. During 1993, the bonus, salary and stock option committee met on seven occasions. This committee approves the salaries of management-level employees. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel, and grants options under the Corporation's Incentive Stock Option Plan.
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Floyd D. Gottwald, Jr. and Bruce C. Gottwald are brothers. William M. Gottwald, MD, a director and Senior Vice President of the Corporation, is a son of Floyd D. Gottwald, Jr. Thomas E. Gottwald, a director and President of the Corporation, and Bruce C. Gottwald, Jr., a director, are sons of Bruce C. Gottwald. The Gottwalds may be deemed to be control persons of the Corporation.
      Hunton & Williams regularly acts as counsel to the Corporation. Allen C. Goolsby, a nominee for director of the Corporation, is a Partner in Hunton & Williams.
      For the purpose of governing certain of the ongoing relationships between the Corporation and Albemarle Corporation after the spin-off of Albemarle Corporation's Common Stock by the Corporation and to provide mechanisms for an orderly transition, the Corporation and Albemarle Corporation have entered into various agreements, including a reorganization agreement, an employee benefits agreement, a tax sharing agreement, a master services agreement and an indemnification agreement, that provide for the allocation of assets, resources, employees, benefit plans, taxes, liabilities and certain administrative and other services between the Corporation and Albemarle Corporation. In addition, the Corporation and Albemarle Corporation entered into agreements relating to plant facilities of the Corporation and Albemarle Corporation that are interconnected as well as supply agreements and related licensing agreements. Because of the interrelationship between the adjoining operations of the Corporation and Albemarle Corporation, agreements were necessary to provide for the ongoing operation of these plants. These agreements cover the provision of administrative, manufacturing, storage and other services and utilities and, in some cases, the lease of real property at the shared facilities, with negotiated fees and charges imposed. Messrs. Floyd D. Gottwald, Jr., Charles B. Walker and
E. Whitehead Elmore also are executive officers of Albemarle Corporation.
      Ronald V. Dolan's wife, MaryJane Dolan, is the sole owner of Colonial Brokerage House, Inc., an independent brokerage general agency in Lynchburg, Virginia, that represents various insurance companies, including First Colony Life Insurance Company (First Colony Life), a subsidiary of First Colony Corporation (First Colony). Until July 1, 1993, the Corporation held approximately 80% of the outstanding shares of common stock of First Colony. During the first six months of 1993, Colonial Brokerage received approximately $267,000 in brokerage commissions from First Colony Life.
      Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Corporation, the Corporation believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with except that Bruce C. Gottwald, Jr., inadvertently neglected to include in his Initial Statement of Beneficial Ownership on Form 3 and in subsequent filings certain shares of Common Stock held by his wife. He included those shares in his Form 5 for 1993, which was filed in a timely manner.
                                       4

                                STOCK OWNERSHIP
      The following table lists any person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Corporation, was the beneficial owner as of January 31, 1994, of more than 5% of the outstanding voting shares of the Corporation.

  TITLE OF                NAME AND ADDRESS OF             NUMBER OF
    CLASS                  BENEFICIAL OWNERS                SHARES       PERCENT OF CLASS
Common Stock     Floyd D. Gottwald, Jr.,                  21,107,318(b)(c)       17.82%
                 and Bruce C. Gottwald (a)
                 330 South Fourth Street
                 P.O. Box 2189
                 Richmond, Virginia 23217
                 NationsBank Corporation and               9,950,762             8.4%
                 related entities (d)
                 c/o NationsBank Corporation
                 NationsBank Plaza
                 Charlotte, North Carolina 28255

      (a) Floyd D. Gottwald, Jr., and Bruce C. Gottwald (the Gottwalds), together with members of their immediate families, may be deemed to be a group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Ethyl Common Stock.
      (b) The Gottwalds, individually or collectively, have sole voting and investment power over all of the shares disclosed except 9,277,012 shares held by wives, children, and in certain trust relationships, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., and Bruce C. Gottwald are included in the holdings of the Gottwalds as a group, but are not attributed to Floyd D. Gottwald, Jr., or Bruce
C. Gottwald other than in this table. This amount includes 60,670 shares of Ethyl Common Stock, with respect to which the Gottwalds or members of their immediate families have the right to acquire beneficial ownership within 60 days of January 31, 1994, pursuant to the Corporation's Stock Option Plan.
      (c) This amount includes shares owned by Bruce C. Gottwald, Jr., a director of the Corporation, and by Thomas E. Gottwald, President of the Corporation, both of whom are sons of Bruce C. Gottwald. Also included are shares held by William M. Gottwald, M.D., a Senior Vice President and director of the Corporation and the son of Floyd D. Gottwald, Jr. See the table on page 6 for information on the share ownership of each member of the Gottwald family who is an executive officer or director of the Corporation. This amount also includes any shares owned of record by NationsBank of Virginia, N.A., as Trustee under the Corporation's savings plan for the benefit of the Gottwalds and the members of their immediate families. This amount does not include 7,830,481 shares held by the Trustee of such plan for the benefit of other employees. Shares held under the savings plan are voted by the Trustee in accordance with instructions solicited from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his shares are voted by the Trustee in accordance with the Board of Directors' recommendations to the shareholders. Because the Gottwalds are executive officers, directors and the largest shareholders of the Corporation, they may be deemed to be control persons of the Corporation and to have the capacity to control any such recommendation of the Board of Directors.
      (d) The NationsBank Corporation related entities are American Security Corporation, ASB Capital Management, Inc., American Security Bank, Security Trust Company, N.A., C&S/Sovran Corporation, NationsBank
                                       5
of Florida, N.A., NationsBank of Georgia, N.A., NationsBank of Maryland, N.A., NationsBank of South Carolina, N.A., NationsBank of Tennessee, N.A., NationsBank of Virginia, N.A., NationsBank of North Carolina, N.A., NationsBank Texas Corporation, NationsBank Texas Bancorporation, Inc., and NationsBank of Texas, N.A. The information contained herein with respect to NationsBank Corporation and the related entities listed herein is based on a Schedule 13G filed by such entities with the Securities and Exchange Commission, a copy of which was received by the Corporation on February 16, 1994. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation. The shares held by NationsBank Corporation and related entities are held in fiduciary accounts.
      The following table sets forth as of January 31, 1994, the beneficial ownership of Ethyl Common Stock by all directors, and nominees, of the Corporation, the Chief Executive Officer and the four next most highly compensated executive officers and all directors and executive officers of the Corporation as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him.

                                       NUMBER OF SHARES         NUMBER OF SHARES           TOTAL
    NAME OF BENEFICIAL OWNER         WITH SOLE VOTING AND      WITH SHARED VOTING          NUMBER         PERCENT OF
  OR NUMBER OF PERSONS IN GROUP      INVESTMENT POWER (1)     AND INVESTMENT POWER       OF SHARES        CLASS (2)
Lloyd B. Andrew                                55,305                       0               55,305
William W. Berry                                1,231                   1,689(3)             2,920
Lawrence E. Blanchard, Jr.                    122,892                   8,000(4)           130,892
Joseph C. Carter, Jr.                           9,404                       0                9,404
E. Gary Cook                                   38,233                       0               38,233
Ronald V. Dolan                                44,655                   1,728(5)            46,383
E. Whitehead Elmore                           189,587                       0              189,587
Allen C. Goolsby                                  500                   2,024                2,524
Bruce C. Gottwald                           8,231,484                 451,267            8,682,751   (6)      7.33%
Bruce C. Gottwald, Jr.                        638,491               1,098,240(7)         1,736,731   (7)      1.47%
Floyd D. Gottwald, Jr.                      3,610,591               5,718,453            9,329,044   (8)      7.88%
Thomas E. Gottwald                            566,753               1,108,463(9)         1,662,001   (9)      1.40%
William M. Gottwald, MD                       575,272               5,965,643(10)        6,540,915   (10)     5.52%
Gilbert M. Grosvenor                            2,570                       0                2,570
Andre B. Lacy                                   1,419                 954,483(11)          955,902
Emmett J. Rice                                    670                       0                  670
Sidney Buford Scott                            64,870                  37,500(12)          102,370
George T. Stewart III                          57,424                     440(13)           57,864
Charles B. Walker                             152,349                       0              152,349
Directors and executive officers
  as a group (34 persons)                  14,824,123               7,034,878           21,859,001           18.39%

 (1) The amounts in this column include shares of Ethyl Common Stock with respect to which certain persons have the right to acquire beneficial ownership within 60 days of January 31, 1994, pursuant to the Corporation's Stock Option Plan: Dr. Cook: 35,575 shares; Mr. Elmore:
      20,623 shares; B. C. Gottwald: 23,043; F. D. Gottwald, Jr.: 23,043 shares;
      T. E. Gottwald: 9,576 shares; W. M. Gottwald: 5,008 shares; C. B. Walker:
      98,018 shares; and directors and executive officers as a group: 449,511 shares.
 (2) In accordance with the rules of the Securities and Exchange Commission some shares are attributed to more than one member of the Gottwald families, but are counted only once in the information provided for
                                       6
     directors and executive officers as a group. Except as indicated, each person or group owns less than 1% of Ethyl Common Stock.
 (3)  Mr. Berry disclaims beneficial ownership of all 1,689 of such shares.
 (4)  Mr. Blanchard disclaims beneficial ownership of all 8,000 of such shares.
 (5)  Mr. Dolan disclaims beneficial ownership of all 1,728 of such shares.
 (6)  Mr. Gottwald disclaims beneficial ownership of 3,638,368 of such shares.
 (7) Mr. Gottwald disclaims beneficial ownership of 1,140,200 of such shares. This amount includes 1,062,033 shares of Ethyl Common Stock that Mr. Gottwald may be deemed to own beneficially. Such shares constitute Mr. Gottwald's interest as beneficiary of a trust of which Floyd D. Gottwald, Jr., is trustee.
 (8)  Mr. Gottwald disclaims beneficial ownership of 4,084,614 of such shares.
 (9) Mr. Gottwald disclaims beneficial ownership of 1,123,859 of such shares. This amount includes 1,062,033 shares of Ethyl Common Stock that Mr. Gottwald may be deemed to own beneficially. Such shares constitute Mr. Gottwald's interest as beneficiary of a trust of which Floyd D. Gottwald, Jr., is trustee.
(10) Dr. Gottwald disclaims beneficial ownership of 6,088,745 of such shares. This amount includes 1,062,033 shares of Ethyl Common Stock that Dr. Gottwald may be deemed to own beneficially. Such shares constitute Dr. Gottwald's interest as beneficiary of a trust of which Bruce C. Gottwald is trustee. This amount also includes 4,816,940 shares of Ethyl Common Stock that Dr. Gottwald may be deemed to own beneficially as co-trustee of a trust for the benefit of Floyd D. Gottwald, Jr.
(11)  Mr. Lacy disclaims beneficial ownership of 713,693 of such shares.
(12)  Mr. Scott disclaims beneficial ownership of all 37,500 of such shares.
(13)  Mr. Stewart disclaims beneficial ownership of all 440 of such shares.
                                       7

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
      The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1993, 1992 and 1991.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                ANNUAL COMPENSATION                     OPTIONS/
                                                                   OTHER ANNUAL           SARS         ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      COMPENSATION1        (POUND)2      COMPENSATION
Bruce C. Gottwald                   1993    $770,000   $265,000      $  --               30,608         $ 38,5003
  President, Chief Executive        1992     700,833    291,750         --                3,300           33,937
  Officer and Chief                 1991     652,000    268,438        N/A                3,850           31,850
  Operating Officer
Floyd D. Gottwald, Jr.              1993     754,000    260,000         --               30,608           21,9924
  Chairman of the Board             1992     736,500    286,750         --                3,300           36,913
  and Executive Committee           1991     695,000    272,438        N/A                3,850           34,775
Charles B. Walker                   1993     391,000    225,000         --               98,018           19,5505
  Executive Vice President          1992     375,167    251,750         --                3,300           18,883
  and Chief Financial Officer       1991     353,000    182,438        N/A               43,850           17,662
E. Gary Cook                        1993     368,000    200,000         --               66,109           18,4008
  Senior Vice President             1992     353,000    226,7506    207,7797             43,300           16,996
                                    1991      N/A        N/A           N/A               N/A             N/A
E. Whitehead Elmore                 1993     270,000    100,000         --               20,623           13,5009
  Vice President, Secretary and     1992     259,200    111,400         --                3,300           12,158
  General Counsel                   1991     242,833     87,350        N/A                3,500           12,142

1 None of the named executive officers received Other Annual Compensation for
  1993 in excess of the lesser of $50,000 or 10% of combined salary and bonus for 1993.
2 All options granted in 1993 were granted to replace previously granted options pursuant to the anti-dilution provisions of the Corporation's Incentive Stock Option Plan in connection with the spin-off of First Colony Corporation.
3 Includes contributions to the Corporation's savings plan ($10,000, $10,000 and
  $10,000) and accruals in the Corporation's excess benefit plan ($28,500, $23,937 and $21,850) for 1993, 1992 and 1991, respectively.
4 Includes contributions to the Corporation's savings plan ($10,000, $10,000 and
  $10,000) and accruals in the Corporation's excess benefit plan ($11,922, $26,913 and $24,775) for 1993, 1992 and 1991, respectively.
5 Includes contributions to the Corporation's savings plan ($10,000, $10,000 and
  $10,000) and accruals in the Corporation's excess benefit plan ($9,550, $8,883 and $7,662) for 1993, 1992 and 1991, respectively.
6 In connection with Dr. Cook's employment with the Corporation as of January 1,
  1992, the Corporation agreed to pay Dr. Cook a bonus of at least $200,000 for each of 1992 and 1993.
7 In connection with Dr. Cook's employment with the Corporation, the Corporation agreed to: (i) grant Dr. Cook options to purchase 40,000 shares of Ethyl Common Stock; (ii) reimburse Dr. Cook for the value of his non-vested options to purchase shares of common stock of E.I. du Pont de Nemours and Company (du
  Pont) ($162,750); (iii) provide Dr. Cook with a car and certain club memberships ($17,300); and (iv) reimburse Dr. Cook for expenses connected with his relocation to Baton Rouge, Louisiana ($48,200). Also in connection with Dr. Cook's employment with the Corporation, the Corporation agreed to pay and paid Dr. Cook $200,000 during the first quarter of 1992 to compensate him for the loss of incentive compensation for service in 1991 with du Pont.
8 Includes contributions to the Corporation's savings plan ($10,000 and $10,000)
  and accruals in the Corporation's excess benefit plan ($8,400 and $6,996) for 1993 and 1992, respectively.
9 Includes contributions to the Corporation's savings plan ($10,000, $10,000 and
  $10,000) and accruals in the Corporation's excess benefit plan ($3,500, $2,958 and $2,142) for 1993, 1992 and 1991, respectively.
                                       8

     The following tables present information concerning stock options and stock appreciation rights (SARs) granted to the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation and exercises of options and SARs by such persons.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
All options granted during 1993 were granted to replace previously granted options pursuant to the anti-dilution provisions of the Company's Incentive Stock Option Plan in connection with the spin-off of First Colony Corporation. Each of these options relates to Ethyl Common Stock and includes a tandem SAR. No new options were granted in 1993. This information does not reflect adjustments made to the exercise price and number of options as of March 1, 1994, to reflect the spin-off of Albemarle Corporation.

                                                                                                             POTENTIAL
                                                                                                             REALIZABLE
                                                                                                             VALUE AT
                                                                                                              ASSUMED
                                                                                                              ANNUAL
                                                                                                             RATES OF
                                                                                                               STOCK
                                                                                                               PRICE
                                                                                                             APPRECIATION
                                                         INDIVIDUAL GRANTS                                   FOR
                            OPTIONS/SARS     % OF TOTAL OPTIONS/SARS     EXERCISE OR                          OPTION
                              GRANTED        GRANTED TO EMPLOYEES IN     BASE PRICE                            TERM
          NAME                (POUND)              FISCAL YEAR             ($ SH)        EXPIRATION DATE      5% ($)
Bruce C. Gottwald               7,5651                 1.09%               $ 14.54           09/21/93         $ 30,359
                                5,7802                 0.84%                 18.92           09/14/94           30,183
                                6,3933                 0.92%                 15.94           11/04/95           28,126
                                5,8624                 0.85%                 18.65           12/18/96           30,174
                                5,0085                 0.72%                 20.73           12/30/97           28,653
Floyd D. Gottwald, Jr.          7,5651                 1.09%                 14.54           09/21/93           30,359
                                5,7802                 0.84%                 18.92           09/14/94           30,183
                                6,3933                 0.92%                 15.94           11/05/95           28,126
                                5,8624                 0.85%                 18.65           12/18/96           30,174
                                5,0085                 0.72%                 20.73           12/30/97           28,653
Charles B. Walker               8,8456                 1.28%                 16.48           09/23/97           91,687
                                5,6321                 0.81%                 13.22           09/21/98           46,832
                                5,3182                 0.77%                 17.20           09/14/99           57,534
                                6,3873                 0.92%                 14.49           11/05/00           58,212
                                5,8644                 0.85%                 16.96           12/18/01           62,556
                               60,9314                 8.80%                 16.96           12/18/01          650,002
                                5,0415                 0.73%                 18.85           12/30/02           59,769
E. Gary Cook                   61,0687                 8.82%                 18.44           12/31/01          708,313
                                5,0415                 0.73%                 18.85           12/30/02           59,769
E. Whitehead Elmore             5,2376                 0.76%                 16.48           09/23/97           54,286
                                5,0142                 0.72%                 17.20           09/14/99           54,245
                                5,3314                 0.77%                 16.96           12/18/01           56,870
                                5,0415                 0.73%                 18.85           12/30/02           59,769

          NAME              10% ($)
Bruce C. Gottwald            $ 67,207
                               66,817
                               62,264
                               66,798
                               63,431
Floyd D. Gottwald, Jr.         67,207
                               66,817
                               62,264
                               66,798
                               63,431
Charles B. Walker             232,350
                              118,681
                              145,803
                              147,521
                              158,529
                            1,647,223
                              151,466
E. Gary Cook                1,794,994
                              151,466
E. Whitehead Elmore           137,571
                              137,468
                              144,120
                              151,466

1 Became exercisable on 9/22/89.
2 Became exercisable on 9/15/90.
3 Became exercisable on 11/05/91.
4 Became exercisable on 12/19/92.
5 Became exercisable on 12/31/93.
6 Became exercisable on 9/24/88.
7 One-half became exercisable on 1/1/93 and one-half became exercisable on
1/1/94.
                                       9

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUE

                                                                 NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                           SHARES ACQUIRED                       OPTIONS/SARS AT FY-END        IN-THE-MONEY OPTIONS/SARS
                             ON EXERCISE         VALUE                  (POUND)1                     AT FY-END ($)2
          NAME                 (POUND)        REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Bruce C. Gottwald               7,565            28,066          23,043          --               9,973          --
Floyd D. Gottwald, Jr.          7,565            28,066          23,043          --               9,973          --
Charles B. Walker              --                 --             98,018          --              90,017          --
E. Gary Cook                   --                 --             35,575          30,534           --             --
E. Whitehead Elmore             3,553            14,990          20,623          --               9,775          --

1 Each of these options relates to Ethyl Common Stock and includes a tandem SAR. 2 These values are based on $17.50, the closing price of Ethyl Common Stock on the New York Stock Exchange on December 31, 1993.
                              RETIREMENT BENEFITS
     The following table illustrates under the Corporation's pension plan for salaried employees the estimated benefits upon retirement at age 65, determined as of December 31, 1993, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, they will be paid under the Corporation's excess benefit or supplemental retirement plans, as applicable. This table includes the amounts that would be payable under such plans.
                ESTIMATED ANNUAL BENEFITS PAYABLE AT RETIREMENT*

                                      YEARS OF PENSION BENEFIT SERVICE AND ESTIMATED ANNUAL BENEFITS
FINAL-AVERAGE EARNINGS        10         15         20         25         30         35         40         50
       $ 300,000             44,090     66,135     88,180    110,230    132,275    154,320    176,365    220,455
         350,000             51,590     77,385    103,180    128,980    154,775    180,570    206,365    257,955
         400,000             59,090     88,635    118,180    147,730    177,275    206,820    236,365    295,455
         450,000             65,590     99,885    133,180    166,480    199,775    233,070    266,365    332,955
         500,000             74,090    111,135    148,180    185,230    222,275    259,320    296,365    370,455
         550,000             81,590    122,385    163,180    203,980    244,775    285,570    326,365    407,955
         600,000             89,090    133,635    178,180    222,730    267,275    311,820    356,365    445,455
         650,000             96,590    144,885    193,180    241,480    289,775    338,070    386,365    482,955
         700,000            104,090    156,135    208,180    260,230    312,275    364,320    416,365    520,455
         750,000            111,590    167,385    223,180    278,980    334,775    390,570    446,365    557,955
         800,000            119,090    178,635    238,180    297,730    357,275    416,820    476,365    595,455
         850,000            126,590    189,885    253,180    316,480    379,775    443,070    506,365    632,955
         900,000            134,090    201,135    268,180    335,230    402,275    469,320    536,365    670,455
         950,000            141,590    212,385    283,180    253,980    424,775    495,570    566,365    707,955
       1,000,000            149,090    223,635    298,180    372,730    447,275    521,820    596,365    745,455

     * Assumes attainment of age 65 in 1993 and Social Security Covered Compensation of $22,716.
                                       10

      The benefit formula under the pension plans is based on the participant's final-average earnings, which are defined as the average of the highest three consecutive calendar years' earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for each of the executive officers named in the above compensation table as of December 31, 1993, are: Floyd D. Gottwald, Jr., 50.500; Bruce C. Gottwald, 37.750; Charles B. Walker, 12.665; E. Gary Cook, 2.000; and E. Whitehead Elmore, 24.1667.
      Benefits under the pension plans are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security or other offset payments.
EXCESS BENEFIT AND SUPPLEMENTAL RETIREMENT PLANS
      The Corporation maintains excess benefit and supplemental retirement plans (the Supplemental Plans) in the form of nonqualified pension plans that provide eligible individuals the difference between the benefits they actually accrue under the qualified employee pension and savings plans of the Corporation and the benefits they would have accrued under such plans, but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder, under the Internal Revenue Code. In addition, on the recommendation of the Executive Committee of the Corporation's Board of Directors and with the approval of the bonus, salary and stock option committee, certain key employees may be granted additional pension benefits under the Supplemental Plans in cases where relatively short service would limit the key employee's career retirement benefits. Such additional pension benefits have been granted to Charles B. Walker and E. Gary Cook. All benefits under the Supplemental Plans vest upon a Change in Control of the Corporation, as defined in the Plans.
COMPENSATION OF DIRECTORS
      In 1993, each member of the Board of Directors who was not an employee of the Corporation or any of its subsidiaries was paid (i) $1,000 for attendance at each Board meeting and (ii) $600 for attendance at each meeting of a committee of the Board of which he was a member. In addition, each such director was paid a quarterly fee of $5,000. Employee members of the Board of Directors are not paid separately for their service on the Board or its committees.
      Under the retirement policy for directors, any director retiring from the Board after age 60 with at least five years' service on the Board will receive $12,000 per year for life, payable in quarterly installments. Any director retiring under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his years of service on the Board. Such retirement payments to former directors may be discontinued under certain circumstances.
      In 1992, the Corporation's shareholders approved the Non-Employee Directors' Stock Acquisition Plan (the Directors Stock Plan), which provides that the Corporation shall award on each July 1, to each eligible director that number of whole shares of Ethyl Common Stock when multiplied by the closing price of Ethyl Common Stock on the immediately preceding business day, as reported in THE WALL STREET JOURNAL, as shall as nearly as possible equal but not exceed $2,000. The shares of Ethyl Common Stock awarded under the Directors' Stock Plan are nonforfeitable and the recipient directors immediately and fully vest in Ethyl Common Stock issued under the Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell their shares under the Directors' Stock Plan at any time. The Directors' Stock Plan provides that no awards may be made after July 1, 2001.
                                       11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The bonus, salary and stock option committee of the Corporation's Board of Directors, which performs the function of a compensation committee, consists of Messrs. Andrew, Carter and Rice. Mr. Andrew formerly served as Executive Vice President and Chief Financial Officer of the Corporation. In 1993, he received $100,000 in consulting fees for general advisory services to the Corporation, including work on the spin-offs of First Colony Corporation and Albemarle Corporation. Mr. Blanchard, who served on the Committee during 1993, formerly served as Vice Chairman and Chief Financial Officer of the Corporation. In 1993, he received $205,000 in consulting fees for financial and advisory services to the Corporation, including $80,000 for certain services to the Corporation in 1992. Dr. Gautreaux, who served on the Committee during 1993, formerly served as Senior Vice President of the Corporation. Mr. Carter is a Senior Counsel in Hunton & Williams, which firm regularly acts as counsel to the Corporation. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Bonus, Salary and Stock Option Committee of the Board of Directors (the Committee) is delegated the power to administer the compensation program of the Corporation applicable to its executive officers. Accordingly, the Committee submits this report on executive compensation to the shareholders:
                               OVERALL OBJECTIVES
      The objectives of the Corporation's executive compensation program are:
      to provide balanced, competitive total compensation that will enable the Corporation to attract, motivate and retain highly qualified executives.
      to provide incentives for enhancing the profitability of the Corporation by rewarding executives for meeting individual and corporate goals.
      to align the financial interests of the executives as closely as possible to those of the shareholders by encouraging executive ownership of the Corporation's common stock.
                            ELEMENTS OF THE PROGRAM
      The Committee believes the interests of the shareholders will be best served if the compensation program consists of cash compensation and equity ownership. Thus the program includes three principal parts: base salary, annual bonuses in cash or cash and stock and stock options with related SARs. The Committee considers all parts of the program when setting compensation levels or making awards.
      The Corporation seeks to maintain executive compensation at competitive levels on the basis of a review of marketplace competitiveness shown by compensation surveys provided by compensation consultants. The various surveys include companies that are larger and smaller than the Corporation. Some of the surveys are limited to companies in the petroleum or chemical businesses, including, but not limited to, companies shown within the Performance Graph. In making compensation decisions, the Committee has not sought to compare the corporate performance of companies identified in any survey with the Corporation's performance. While the data varies among surveys, the Committee believes that the combination of base salary and annual bonuses for 1993 for the Chief Executive Officer falls between the medium and the high range, and the same combination for all executive officers approximates the median range, for the companies of comparable size included in the survey data.
                                       12

                                  BASE SALARY
      Annual increases in base salary are based on evaluations of past and current individual and corporate performance, especially operating profits, contribution to the Corporation's success, time in the position, the overall level of pay adjustments in the markets the Corporation monitors and internal equities among positions. The Committee considers each of the individual factors but does not assign a specific value to each factor, and a subjective element is acknowledged in evaluating each executive's contribution.
      1993 was a transition year for the Corporation, including completion of the spin-off of First Colony Corporation, a major restructuring of operations and planning for the transfer of the Corporation's olefins and derivatives, bromine chemicals and specialty chemicals businesses to the Corporation's wholly owned subsidiary, Albemarle Corporation, to be followed by the spin-off of that corporation to the Corporation's shareholders. As a part of this restructuring in the latter part of 1993 the Corporation implemented an early retirement and work-force reduction program for certain salaried employees. While many successful actions were taken in 1993 that should result in improvements in future performance, the Corporation's operating profits improved in 1993 but lagged expectations. Consistent with the Company's reduction in force and 1993 operating performance, salary increases generally were less than in prior years.
                                  ANNUAL BONUS
      The Committee, in its discretion, may award bonuses annually to management-level employees from a reserve based on certain defined profits of the Corporation determined in accordance with a bonus formula approved by the shareholders.
       A bonus reserve is established through annual contributions. The maximum contribution to the bonus reserve is 4% of the amount by which operating profits of the Corporation and its subsidiaries, determined by the independent auditors, exceed $15,000,000. The auditors certified that the maximum contribution for 1993 under the formula was $12,248,960, but the Committee, as has been the practice in prior years, did not appropriate the entire amount. The amount actually appropriated to the bonus reserve, $4,200,000, was less than the $6,000,000 appropriated in 1992, in recognition that 1993 operating profit did not reach expected levels. Of this amount, a total of $4,142,650 was awarded in 1994 as 1993 bonuses.
      The purpose of the annual bonus is to motivate and reward performance measured against individual, division, department and corporate objectives.
      Annual bonus awards, intended to be competitive with industry practice, are determined by the Committee in conjunction with senior management, and are based on an evaluation of the performance, level of responsibility and leadership of the individual executive in relation to overall corporate results. The evaluation of overall performance of the Corporation in 1993 included such factors as operating profit, performance in relation to competitive peer groups, attainment of the key goals of completing the First Colony Corporation spin-off, restructuring the Corporation's operations, and planning for the spin-off of Albemarle Corporation. Bonus awards for 1993 generally were less than 1992, reflecting the fact that 1993 operating results did not reach expected levels.
      The Omnibus Budget Reconciliation Act of 1993 (OBRA '93) established certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Corporation's executive officers. To meet the criteria applicable to performance based compensation (as defined in OBRA '93), the Corporation's bonus plan would have to be amended to limit the Committee's discretion to determine individuals' bonuses based on individual performance factors and other factors as the Committee may determine, from time to time, to be relevant. The Committee believes that the flexibility to adjust annual bonuses upward, as well as downward, is an important feature of the plan and one which serves the best interests of the Corporation by allowing the Committee to
                                       13
recognize and motivate individual executive officers as circumstances warrant. Further, for 1994 the amount of compensation subject to loss of tax deductibility is extremely small. Consequently the Committee does not propose at the present time to amend the plan to comply with the OBRA '93 requirements. Amounts paid under the plan to the executive officers will count toward the $1 million cap that is provided in Section 162(m) of the Internal Revenue Code, as amended by OBRA '93, and, those portions of the officers' compensation that are not performance based (as defined in OBRA '93) and that exceed the cap, will not be tax deductible by the Corporation.
                          INCENTIVE STOCK OPTION PLAN
      Under the Incentive Stock Option Plan approved by the shareholders, the Committee, in its discretion, may grant options to purchase shares of Ethyl Common Stock (with related SARs) to any executive of the Corporation or any subsidiary who has contributed or can be expected to contribute to its profits or growth. The Committee determines the amount of the grant, the term of the options and the requisite conditions for exercise. The option price must be not less than the fair market value of the stock on the date of grant, so the stock must appreciate before the executive receives any benefit from the grant. Options and SARs are generally granted with terms of 10 years. No Options or SARs were granted during 1993 in anticipation that significant awards would be made in 1994 at approximately the time of the spin-off of Albemarle Corporation.
                                CEO COMPENSATION
      Under the Corporation's executive compensation program, the compensation mix for senior executives is somewhat more heavily weighted toward base salary than incentives, consistent with industry practice and the Corporation's philosophy. On this basis, during 1993, Mr. Bruce C. Gottwald, President of Ethyl Corporation, received a base salary of $770,000. This salary was established by the Committee in November 1992 based on corporate and individual performance factors, without weighing them, including the expanded scope of his responsibilities upon assuming the position of Chief Executive Officer and the Corporation's operating profits and the increase in value for holders of the Corporation's Common Stock.
      Mr. Gottwald's base salary represents 74.4% of his total 1993 cash compensation, the balance, $265,000, being the 1993 award of cash under the Corporation's bonus plan. The bonus award for 1993 represents the Committee's evaluation of the executive's contribution to the Corporation's overall performance during that time, particularly, his leadership of the major restructuring of the Corporation's activities including the implementation of the early-retirement and work force reduction program and the planning for the spin-off of Albemarle Corporation. As with most of the other executive officers of the Corporation, the 1993 bonus was less than the 1992 bonus, in recognition that 1993 operating results, while better than 1992 results, were below expectations.
                                   THE BONUS, SALARY AND STOCK OPTION
  COMMITTEE
                                   Emmett J. Rice, Chairman
                                   Lloyd B. Andrew
                                   Joseph C. Carter, Jr.
                                       14

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       VS. S&P 500 AND CHEMICAL COMPOSITE
(A performance graph appears here. The following chart describes the information included in the graph).

December 1988 through December 1993


Date                Ethyl        S&P 500         Chemical Composite
December 1988     $100.00        $100.00             $100.00
December 1989     $143.80        $131.59             $128.29
December 1990     $125.80        $127.49             $114.58
December 1991     $153.25        $166.17             $152.20
December 1992     $160.10        $178.81             $169.42
December 1993     $153.44        $196.75             $189.61

- ----------
*Assumes $100 invested on last day of December 1988. Dividends are reinvested quarterly.


ASSUMES $100 INVESTED ON 12/31/88 IN ETHYL COMMON STOCK, S&P 500 AND CHEMICAL



COMPOSITE INDICES AND REINVESTMENT OF DIVIDENDS.
     The total return information for the Chemical Composite has been weighted by market capitalization and includes the following companies, which constitute the companies included in all the S&P chemical industry groups (basic chemicals, diversified chemicals and specialty chemicals): Air Products and Chemicals, Inc., Avery Dennison Corporation, The Dow Chemical Company, E.I. du Pont de Nemours & Company, Engelhard Corp., Ethyl Corporation, FMC Corporation, First Mississippi Corp., The B. F. Goodrich Company, W. R. Grace & Co., Great Lakes Chemical Corp., Hercules Incorporated, Monsanto Company, Morton International, Inc., NL Industries, Inc., Nalco Chemical Co., PPG Industries, Inc., Praxair, Inc., Rohm and Haas Company and Union Carbide Corporation.1
1 This table no longer reflects return information for Quantum Chemical
  Corporation, which is no longer publicly traded, and IMCERA Group Inc., which has been transferred to the S&P Diversified Health Care Index.
                                       15

                         AMENDMENT OF STOCK OPTION PLAN
      The Board of Directors of the Corporation has unanimously adopted, and recommends that the shareholders approve, an amendment to the Company's Incentive Stock Option Plan (the Option Plan), to increase the number of shares issuable under the Option Plan by 5,900,000 to 11,900,000 and to establish an annual limit on the number of shares for which options may be granted to an individual. The Option Plan is intended to further the long-term stability and financial success of the Corporation by recruiting, attracting and retaining key employees through the use of stock incentives.
INCREASE IN NUMBER OF SHARES
      A maximum of 6,000,000 shares of Ethyl Common Stock currently may be issued pursuant to options granted under the Option Plan; of that number, only 78,750 shares remain available for issuance pursuant to the Option Plan. The Corporation believes that option grants under the Option Plan will continue to be an important ingredient of its successful recruitment and retention of management personnel.
      The Option Plan provides that a committee of three or more members of the Board (who are ineligible to participate in the Option Plan) appointed by the Board (the Committee) may from time to time grant options (options) to purchase shares of Ethyl Common Stock to any employee of the Corporation or any subsidiary (as defined) who, in the Committee's judgment, has contributed or can be expected to contribute to its profits or growth. The Corporation presently has approximately 1,700 employees. The present Committee consists of Messrs. Andrew, Carter and Rice.
      Two types of options -- incentive stock options (ISOs) and nonqualified stock options -- may be granted under the Option Plan. The two types of options differ primarily in the tax consequences relating to exercise and disposition of shares acquired pursuant to the Option Plan. See Federal Income Tax Consequences below. An option entitles the optionee to purchase shares of the Corporation's Common Stock from the Corporation at the option price. The option price is fixed by the Committee, but in no case can it be less than the fair market value of the shares at the time the option is granted. The option price may be paid by the optionee in cash or, with the consent of the Committee, with shares of Ethyl Common Stock or a combination of stock and cash.
      The closing price of a share of Ethyl Common Stock on the New York Stock Exchange on March 16, 1994, was $12.50.
      The Committee may also grant to eligible employees SARs in relation to grants of options. To exercise an SAR, the optionee must surrender unexercised that portion of the option to which the SAR relates. Options surrendered upon exercise of the SARs are not again available for grant. An SAR entitles the optionee to receive the lesser of (i) the excess of fair market value of a share of Ethyl Common Stock on the date of exercise over the option price of the related option, or (ii) the fair market value of a share of Ethyl Common Stock on the date of grant. An SAR may be exercised only to the extent that the related option is exercisable. Upon his exercise of an SAR, the optionee may elect, subject to the Committee's discretion, to receive shares of Ethyl Common Stock or a combination of cash and such shares, but no more than 50% of the total payment may be in cash.
      The Committee is responsible for selecting optionees and determining the amounts, times and forms of option grants. As amended, the Option Plan provides that after April 28, 1994, no individual may be granted options and SARs in any calendar year for more than 200,000 shares of Ethyl Common Stock. For purposes of this limitation, an option and related SAR are treated as a single award. All grants must be exercised according to such requirements as the Committee may establish consistent with the Option Plan. Any grants under the Option Plan must be made on or before February 26, 2002. All options and SARs expire no later than ten years from the
                                       16
date of grant. No cash consideration is received by the Corporation for grants of options or SARs. Options and SARs are not transferable except by will or the laws of descent and distribution. An ISO may not be first exercisable in any calendar year for shares having an aggregate market value (determined as of the date of grant), in excess of $100,000. The Option Plan contains certain antidilution provisions relating to stock dividends, stock splits and the like.
      In connection with the spin-off of its wholly owned subsidiary, Albemarle Corporation, the Corporation on March 1, 1994, granted options under the Option Plan to all of its executive officers as of March 1, 1994, except Bruce C. Gottwald and F. D. Gottwald, Jr., and to certain other key employees. The following table reflects option awards to the persons named in the table on page 9.

                           NAME AND CURRENT POSITION
                              WITH THE CORPORATION                                   NUMBER OF OPTIONS
Bruce C. Gottwald
  Chairman of the Board and Chief Executive Officer                                              0
Floyd D. Gottwald, Jr.
  Vice Chairman of the Board                                                                     0
Charles B. Walker
  Vice Chairman of the Board and Chief Financial Officer                                   100,000
E. Gary Cook                                                                                     0
E. Whitehead Elmore
  Special Counsel to the Executive Committee and Corporate Secretary                        30,000
Executive Group                                                                          1,480,000
Non-Executive Officer Employee Group                                                     1,542,000

      The options reported in the foregoing table have an exercise price of $12.50 per share, include tandem SARs and will vest over the term of the options based on the achievement of either certain earnings performance or stock price goals, but in no event later than the earlier to occur of (i) 30 days before the expiration of the options or (ii) a Change in Control of the Corporation, as defined in the related option agreements.
      Mr. Walker and Mr. Elmore, who also are serving as executive officers of Albemarle Corporation, were also granted options by that corporation on March 1, 1994.
      The Board of Directors, without further action by the shareholders, may amend or terminate the Option Plan, provided that no such amendment by the Board will be effective until approved by shareholders if the amendment (a) increases the maximum number of shares that may be issued under the Option Plan, (b) changes the requirement that the option price per share be not less than the fair market value of a share of Ethyl Common Stock on the date of grant, or (c) changes the eligibility requirements for optionees.
FEDERAL INCOME TAX CONSEQUENCES
      The Corporation has been advised by counsel that, for federal income tax purposes, no taxable income will be realized by any optionee when an option or SAR is granted under the Option Plan. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or a nonqualified option.
      No income will be recognized by an optionee who exercises an ISO unless and until he disposes of shares received upon exercise of the ISO (although the exercise of an ISO may increase or result in alternative minimum
                                       17
tax liability). If the optionee does not dispose of the shares within two years from the date the ISO was granted and one year after the shares were transferred to him (the ISO holding period), he will be taxed when he does dispose of the shares at capital gain rates on the amounts realized on a sale or exchange less the option price. If he disposes of the shares before the ISO holding period expires, he generally will recognize as ordinary income the excess of the fair market value of the shares on the date of exercise over the option price. Any additional gain will be taxed as long-or short-term capital gain, depending on the length of the period the shares were held. If an optionee sells or exchanges the shares for less than the fair market value on the date of exercise, the amount recognized as ordinary income will be limited to the amount realized on such sale or exchange less the option price, provided that the transaction is one in which a loss could be recognized if a loss had been incurred.
      The Corporation will not be entitled to any deduction with respect to the grant or exercise of an ISO. The employer corporation (the Corporation or a subsidiary) may claim a deduction if the optionee disposes of his shares before the ISO holding period expires. The amount of deduction is equal to the amount of ordinary income recognizable by the optionee.
      Upon the exercise of a nonqualified stock option, an optionee generally will recognize as ordinary income the excess of the fair market value of the shares on the date of the exercise over the option price. Upon the exercise of any SAR, an optionee generally recognizes as ordinary income the amount of any cash and the fair market value of the shares he receives. The amount recognizable as income by an optionee on account of the acquisition of shares upon the exercise of a nonqualified stock option or an SAR will be included in his tax basis for computing gain or loss on a sale or exchange of the shares. Any such gain or loss will be long-or short-term capital gain or loss, depending on the length of the period the shares are held.
      Upon exercise of a nonqualified stock option or an SAR, the employer corporation (the Corporation or a subsidiary) generally will be entitled to a deduction in the year the optionee recognizes ordinary income in an amount equal to the income recognizable by the optionee.
VOTE REQUIRED
      The approval of the amendments to the Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.
                            DESIGNATION OF AUDITORS
      The Board of Directors has designated Coopers & Lybrand, certified public accountants, as the Corporation's independent auditors for the year 1994, subject to shareholder approval. This firm has audited the Corporation's financial statements since 1962 and those of the former Ethyl Corporation (Delaware) from 1947 to 1962. A representative of Coopers & Lybrand is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.
      Coopers & Lybrand's principal function is to audit the consolidated financial statements of the Corporation and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in each of the Corporation's quarterly reports.
                                       18

                              FINANCIAL STATEMENTS
      A copy of the Corporation's Annual Report on Form 10-K for the year 1993, as required to be filed with the Securities and Exchange Commission, will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to:
                                          E. Whitehead Elmore, Esq.
                                          Secretary
                                          Ethyl Corporation
                                          330 South Fourth Street
                                          P.O. Box 2189
                                          Richmond, Virginia 23217
                       PROPOSALS FOR 1995 ANNUAL MEETING
      Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1995 annual meeting of shareholders must present such proposal to the Corporation at its principal office in Richmond, Virginia, not later than November 29, 1994, in order for the proposal to be considered for inclusion in the Corporation's proxy statement. The Corporation anticipates holding the 1995 annual meeting on April 27, 1995.
      The Corporation's bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 60 days prior to the meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.
                                 OTHER MATTERS
      The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
                                          By Order of the Board of Directors
                                          E. WHITEHEAD ELMORE, SECRETARY
                                       19

                                                          NOTICE
                                                           and
                                                     PROXY STATEMENT
                                                           for
                                                      ANNUAL MEETING
                                                            of
                                                       SHAREHOLDERS
                                                      April 28, 1994



                             ETHYL CORPORATION
                            RICHMOND, VIRGINIA

                 Proxy for Annual Meeting of Shareholders
                         to be held April 28, 1994

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd D. Gottwald, Jr., Sidney Buford Scott and Joseph C. Carter, Jr., or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of the undersigned in Ethyl Corporation, at the annual meeting of shareholders to be held April 28, 1994, and at any and all adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                             ETHYL CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1. Elections of Directors-
   Lloyd B. Andrew, William W. Berry, Allen C. Goolsby, Bruce C. Gottwald, Bruce C. Gottwald, Jr., Floyd D. Gottwald, Thomas E. Gottwald, William M. Gottwald, MD, Gilbert M. Grosvenor, Andre B. Lacy, Emmett J. Rice, Sidney Buford Scott and Charles B. Walker

                (  ) For     (  ) Withhold     (  ) For All Except Nominee(s)
                                                    Written Below

2. The proposal to approve an increase in the number of shares of the Corporation's Common Stock issuable under its stock option plan and to establish an annual limit on the number of shares for which options may be granted to an individual.

               (  ) For       (  ) Against     (  ) Abstain

3. The Proposal to approve the appointment of Cooper's & Lybrand as the auditors for the Corporation for 1994.

               (  ) For       (  ) Against     (  ) Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Signature______________________________________Dated__________________,1994
NOTE: Please sign name exactly as appears on the stock certificate. Only one of several owners need sign. Fiduciaries should give title.